                                                                    EXHIBIT 99.1



[SOMANETICS LOGO]                                     NEWS RELEASE
1653 EAST MAPLE ROAD-TROY, MI 48083     CONTACT:  MARY ANN VICTOR,
PHONE:(248)689-3050-FAX:(248)689-4272   VICE PRESIDENT, COMMUNICATIONS, EXT. 204
WWW.SOMANETICS.COM

FOR IMMEDIATE RELEASE

               SOMANETICS REPORTS RECORD REVENUES OF $2.2 MILLION
                         FOR THE SECOND QUARTER OF 2003

                    Revenues Climb 33 Percent Year-Over-Year;
                Gross Margins Improve Eight Points to 75 Percent

-        NET REVENUES INCREASED 33 PERCENT YEAR-OVER-YEAR TO A RECORD
         $2,203,442.
- SOMANETICS NARROWED ITS YEAR-OVER-YEAR NET LOSS BY 67 PERCENT TO A NET LOSS OF $0.01 PER SHARE.
-        U.S. NET REVENUES INCREASED 40 PERCENT YEAR-OVER-YEAR.
- CLINICIANS PRESENTED FAVORABLE RESULTS FROM THE FIRST PROSPECTIVE, RANDOMIZED, BLINDED TRIAL USING THE INVOS CEREBRAL OXIMETER IN CARDIAC SURGERY AT THE OUTCOMES 2003 ANNUAL MEETING.
-        SOMANETICS OBTAINED CE MARK APPROVAL TO MARKET THE CORRESTORE SYSTEM IN
         EUROPE.

TROY, Mich., -- June 18, 2003 -- Somanetics Corporation (Nasdaq: SMTS) reported record net revenues of $2,203,442 for the second quarter ended May 31, 2003, a 33 percent increase over net revenues of $1,659,606 in the same period of 2002. For the six-month period ended May 31, 2003, Somanetics reported record net revenues of $4,154,388, a 28 percent increase over net revenues of $3,251,426 in the same period in 2002.

U.S. net revenues were $1,812,007, a 40 percent increase over net revenues of $1,295,898 for the second quarter of 2003. International revenues increased 8 percent to $391,435 from $363,708.

Somanetics narrowed its net loss to $129,373, or $0.01 per common share, compared with a net loss of $389,253, or $0.04 per common share, for the same period of 2002. For the six-month period ended May 31, 2003, Somanetics reported a net loss of $324,823, or $0.04 per common share, compared with a net loss of $743,761, or $0.08 per common share, in the same period of 2002.

Gross margins in the second quarter improved to 75 percent, compared with 67 percent in the same period of 2002. For the six-month period ended May 31, 2003, gross margins increased to 76 percent from 68 percent in the same period of 2002.

"We are pleased that Somanetics has achieved the best top-line results in its history," said Bruce Barrett, Somanetics' president and CEO. "We continue to be on pace to achieve our previously announced full-year 2003 financial targets of approximately $10 million in net revenues and a break-even bottom line. In addition, we obtained positive results from our first prospective, randomized, blinded trial of use of the INVOS System in cardiac surgery and secured CE Mark approval for the CorRestore System."

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SOMANETICS ANNOUNCES 2003 SECOND QUARTER RESULTS / Page 2


On May 22nd, John Murkin, MD, director, cardiac anesthesiology at University of Western Ontario, presented the preliminary results of the first prospective, randomized, blinded trial using the INVOS System in cardiac surgery at the Outcomes 2003 Annual Meeting. The study compared patients who were monitored and managed with the INVOS Cerebral Oximeter to patients who were monitored and managed routinely. With 98 patients enrolled, Dr. Murkin reported a statistically significant reduction in length of hospital stay with use of the INVOS System (average 2.1 days shorter, p = 0.016) to manage the patient's cerebral oxygen saturation.

In a related development, Somanetics successfully completed its ISO 9001 re-certification of its Troy facility. ISO 9001 certification of the Troy facility allows the Company to market its INVOS products in Europe.

During the second quarter Somanetics participated in numerous medical conferences for cardiac surgeons, perfusionists and anesthesiologists, including the American Association for Thoracic Surgery's 83rd Annual Meeting, Mechanisms of Perfusion and the Society for Cardiovascular Anesthesiologists 8th Annual Update on Cardiopulmonary Bypass. In the third quarter, Somanetics will participate in several regional medical meetings for perfusionists, the Western Thoracic Surgical Association annual meeting and the Duke School of Medicine Cardiothoracic Update.

Somanetics also continued its sponsorship of education programs on Surgical Ventricular Restoration, SVR, with the CorRestore System. In addition to the February program at Texas Heart Institute, education programs were conducted at the Ohio State University Medical Center, New York Medical College at Westchester Medical Center and Carraway Methodist Medical Center during the second quarter.

"Our education programs remain an essential element of our strategy to expand opportunities in the cardiac surgery market," Barrett said. "These programs have provided a valuable forum for cardiologists, cardiac surgeons and other medical professionals who diagnose and treat congestive heart failure patients to engage in hands-on education. We plan to continue to add SVR centers of excellence in other regions this year."

ABOUT SOMANETICS

Somanetics manufactures and markets the INVOS(R) Cerebral Oximeter, the only noninvasive and continuous monitor of changes in regional brain blood oxygen saturation that is commercially available in the U.S. Use of the INVOS Cerebral Oximeter helps medical professionals, such as surgeons and anesthesiologists, identify regional brain blood oxygen imbalances and take corrective action. Such action can prevent or reduce neurological injuries related to adverse events during surgery or in the critical care unit and reduce the associated cost of care. In early 2002, Somanetics also began marketing the CorRestore(TM) System, a cardiac implant for use in cardiac repair and reconstruction, including a procedure called Surgical Ventricular Restoration, SVR, a treatment for patients with certain types of severe congestive heart failure.


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SOMANETICS ANNOUNCES 2003 SECOND QUARTER RESULTS / Page 3


SAFE-HARBOR STATEMENT

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements, the accuracy of which is necessarily subject to risks and uncertainties. These statements include the Company's 2003 business outlook and financial expectations for its INVOS Cerebral Oximeter and CorRestore System products. In particular, international and CorRestore System sales are difficult to forecast. Actual results may differ significantly from results discussed in the forward-looking statements. Actual results may be affected by, among other things, economic conditions in general and in the healthcare market, new product development cycles, research and development activities, regulatory approvals of new products, the demand for and market for our products in domestic and international markets, introduction of competitive products by others, third party reimbursement, physician training, and other factors set forth from time to time in Somanetics' Securities and Exchange Commission filings, including Somanetics' Registration Statement on Form S-1 (file no. 333-74788) effective January 11, 2002.

                                       ###

                               (Tables to follow)



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SOMANETICS ANNOUNCES 2003 SECOND QUARTER RESULTS / Page 4



                             SOMANETICS CORPORATION
                         SELECTED INCOME STATEMENT DATA
    For the Fiscal Quarters and Six-Month Periods Ended May 31, 2003 and 2002
                (In thousands, except share and per share data)
                                   (Unaudited)


                                              Three Months                     Six Months
                                              Ended May 31,                    Ended May 31,
                                              -------------                    -------------
                                           2003           2002             2003             2002
                                           ----           ----             ----             -----
Total Revenues                           $2,203          $1,660           $4,154            $3,251

Gross Margin                              1,642           1,117            3,143             2,215


Net Loss                                   (129)           (389)            (325)             (744)

Net Loss per Common
Share - basic and diluted               $ (0.01)        $ (0.04)         $ (0.04)          $  (.08)

Weighted average shares
outstanding - basic and diluted         9,080,363       9,077,863        9,079,140         8,823,974



                             SOMANETICS CORPORATION
                           SELECTED BALANCE SHEET DATA
                          May 31, 2003 and May 31, 2002
                                 (In thousands)


                                        May 31,            May 31,
                                         2003               2002
                                    --------------     ---------------
                                      (Unaudited)        (Unaudited)
Total current assets                    $4,412              $5,232
Total assets                             5,935               6,568
Total current liabilities                  753                 607
Shareholders' equity                     5,182               5,961

